Exhibit 99.1

Broadcom and Emulex Reach Partial Settlement and Worldwide Patent Agreement

Emulex Agrees to Pay Broadcom a Release and License Fee

COSTA MESA, Calif. – July 5, 2012 – Broadcom Corporation (NASDAQ:BRCM) and Emulex Corporation (NYSE:ELX) today announced that the companies have entered into a partial settlement and worldwide patent license agreement relating to the patent litigation in the U.S. Federal District Court in Santa Ana, California. The agreement will result in the dismissal of certain of Broadcom’s infringement claims against Emulex. Emulex also receives a license to Broadcom U.S. Patents Nos. 7,471,691; 7,058,150; 6,424,194 and related families for certain fields of use including Fibre Channel applications. The fields of use licensed to Emulex are related, in part, to the Emulex XE201 (Lancer) ASICs, that are capable of Fibre Channel and Ethernet, 16Gbps Fiber Channel HBAs, Fibre Channel SOCs and other FC products. Emulex will pay to Broadcom a release and license fee of $58 million in cash.

Additional terms of the agreement include, among other elements:

•	Emulex agreed to provide certain rights to Broadcom protecting Broadcom from Emulex patent assertions; and

•

The Emulex products are licensed to Emulex for the permitted fields of use, and are licensed to be purchased by Emulex’s customers worldwide, and are licensed to be made for Emulex by Emulex’s suppliers.

The remainder of the existing litigation between the parties regarding certain of Broadcom’s U.S. Patents was not dismissed. Other terms of the agreement are confidential.

About Broadcom

Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The company’s product portfolio of Fibre Channel host bus adapters, 10Gb Ethernet network interface cards, Ethernet-based converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Cautions Regarding Forward-Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Broadcom and Emulex’s current expectations, management’s beliefs, and certain assumptions made by Broadcom and Emulex, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. These forward-looking statements speak only as of the date of this release and Broadcom and Emulex undertake no obligation to revise or update publicly any forward-looking statement for any reason to reflect future events or circumstances.

Broadcom, the pulse logo, Connecting everything, and the Connecting everything logo and are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Broadcom Contacts Media	Investor Relations
Donnelle Koselka	Chris Zegarelli
Director, Corporate Communications	Senior Director, Investor Relations
949-926-3248	949-926-7567
dkoselka@broadcom.com	czegarel@broadcom.com

Emulex Contacts Media	Investor Relations
Katherine Lane	Frank Yoshino
Director, Corporate Communications	Vice President, Finance
714-885-3828	714-885-3697
katherine.lane@emulex.com	frank.yoshino@emulex.com